UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
November 14, 2007
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Colusa Power Plant

On November 14, 2007, Pacific Gas and Electric Company (“Utility”) filed an application with the California Public Utilities Commission (“CPUC”) requesting that the CPUC issue a Certificate of Public Convenience and Necessity (“CPCN”) to allow the Utility to construct a new, 657-megawatt (“MW”) natural gas-fired power plant to be located in Colusa County, California ("Colusa Project").  On November 9, 2007, the Utility agreed to acquire the assets related to the Colusa Project from the initial project developer, E&L Westcoast, LLC (“E&L Westcoast”), after E&L Westcoast notified the Utility that it intended to terminate the purchase and sale agreement that the Utility and E&L Westcoast previously had executed.  Under the original contract that had been approved by the CPUC in November 2006, E&L Westcoast agreed to construct the Colusa Project and, upon successful completion, transfer ownership to the Utility.  The Utility’s acquisition of the assets related to the Colusa Project resolves issues related to termination of the purchase and sale agreement and is expected to close at the end of 2007, subject to the completion of due diligence.  The Utility has signed a letter of intent with a major equipment supplier and currently is in discussions with other suppliers for the Colusa Project to lock in prices and delivery dates.

In November 2006, the CPUC adopted an initial capital cost for the Colusa Project that is equal to the sum of the fixed contract costs plus the Utility’s estimated owner’s costs and a contingency amount to account for the risk and uncertainty in the estimation of owner’s costs.  (Owner’s costs include the Utility’s expenses for legal, engineering, and consulting services as well as the costs for internal personnel and overhead related to the project.)  As previously reported, the Utility estimates that the cost to complete the Colusa Project will be approximately $673 million, including owner’s costs.  The CPUC authorized the Utility to seek recovery of additional capital costs attributable to operational enhancements, but otherwise limited cost recovery to the initial capital cost estimate.  The CPUC also ruled that in the event the final capital costs are lower than the initial estimate, half of the savings must be returned to customers.

In its application for a CPCN, the Utility has proposed to complete the Colusa Project subject to the initial capital cost limits and operations and maintenance ratemaking previously adopted by the CPUC.  Permitting or construction delays and project development or materials cost overruns could cause the project costs to exceed the CPUC-adopted cost limits.  In accordance with the CPUC’s November 2006 decision, if actual costs exceed the cost limits (except for additional capital costs attributable to operational enhancements), the Utility would be unable to recover such excess costs.

The Utility has requested that the CPUC act on its application for a CPCN by mid-February 2008 so that the completion of the Colusa Project is not delayed.  If the CPUC does not issue the CPCN, the Utility would attempt to complete the environmental permitting and would hold the project site for possible future development.  Subject to the CPUC’s timely issuance of a CPCN, the issuance of other required permits, meeting construction schedules, operational performance requirements and other conditions, it is anticipated that the Colusa Project will commence operations in 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: November 14, 2007	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PG&E CORPORATION

Dated: November 14, 2007	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

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